Exhibit 99.1
NEWS RELEASE

For more information, contact:
Allen Muhich
Interim Chief Financial Officer
503-615-1616
allen.muhich@radisys.com

RADISYS REPORTS THIRD QUARTER 2012 RESULTS

HILLSBORO, OR - October 30, 2012 - Radisys Corporation (NASDAQ: RSYS), a leading provider of embedded wireless infrastructure solutions for telecom, aerospace, defense and public safety applications, announced revenues for the third quarter of $63.7 million and a GAAP net loss of $35.1 million or $1.28 per share. Included in the GAAP net loss is a $29.7 million non-cash goodwill impairment charge resulting from the recent reduction in the Company's market capitalization. Third quarter non-GAAP net loss was $3.4 million or $0.12 per diluted share. Third quarter non-GAAP results exclude the impact of purchase accounting adjustments, amortization of acquired intangible assets, goodwill impairment charges, stock-based compensation, restructuring and acquisition-related charges and non-cash tax expense. A reconciliation of GAAP to non-GAAP results is located in the tables below.

Commenting on the third quarter results, Brian Bronson, Radisys' Chief Executive Officer stated, “Our third quarter revenue, while disappointing, did meet the revised expectations we set on October 1st. The macro telecommunications spending environment remains constrained and impacted our third quarter revenue. Despite the soft demand environment, the market reaction we've seen for our products has resulted in strong design wins over the last fifteen months. Specifically, third quarter design wins are estimated to result in greater than $90 million in revenue over the next five years and included:

•
Security, Femto and LTE Gateway design wins. These gateway solutions combine our unique telecom hardware and software expertise, and truly differentiate us from our traditional hardware and software only competitors.

•
The market response to our next-generation ATCA based MPX-12000 continues to exceed our expectations and has resulted in a growing funnel of opportunities. Last week, the MPX-12000 was selected as the overall winner in the Best of 4G World Awards, Mobile Broadband Technology category. Also, during the quarter we shipped our first units to a Tier 1 customer for use in enabling video and voice content over next generation LTE networks and expect the pace of shipments to accelerate in the coming quarters.

•	Our first deep packet inspection solution design win with the RMS-220, our new network appliance, the industry's leading performance platform with Intel Data Plane Developer Kit (DPDK).

We continue to believe our growing design win portfolio and unique combination of hardware and software capabilities position us exceptionally well for improved financial performance when the macro telecommunications demand environment improves.”

Third Quarter Financial Highlights

▪	Revenue was $63.7 million. ATCA and Software-Solutions revenues were $39.3 million, representing 62% of total revenue.

▪
GAAP gross margin was 27.7%. Non-GAAP gross margin was 31.6%. An unfavorable revenue mix from sequentially lower Software-Solutions revenue and an unfavorable mix within ATCA products temporarily reduced overall gross margin.

▪
Total GAAP Research and Development (R&D) and Selling, General and Administrative (SG&A) expenses were $23.6 million and non-GAAP R&D and SG&A expenses were $22.8 million, representing a $0.5 million sequential reduction when compared to the second quarter.

▪
Operating expense included a $29.7 million non-cash goodwill impairment charge. The Company is considered a single reporting unit from an accounting perspective and the recent decline in its stock price triggered an impairment analysis of the Company's goodwill. As a result of this analysis, it was concluded that the fair value of the tangible and intangible assets was greater than its current market value leaving no value for an allocation to goodwill. The Company was required to write-off its entire goodwill balance.

▪	Cash used in operating activities was $0.6 million as later than normal shipments grew accounts receivable, despite the reduction in overall revenue levels.

▪	The Company repurchased $10.1 million of its convertible debt at a modest discount, leaving a balance of $16.9 million due in February of 2013 and $18.0 million due in February of 2015.

▪	Cash and cash equivalents were $31.8 million at the end of the third quarter.

Fourth Quarter 2012 Outlook

▪	Revenue: Fourth quarter revenue is expected to be between $61 million and $69 million.

▪	Gross Margin: Fourth quarter non-GAAP gross margin rate is expected to increase to approximately 33% of sales.

▪	Operating Expenses: Fourth quarter non-GAAP R&D and SG&A expenses are expected to decrease sequentially by approximately $1.0 million from third quarter levels.

▪	EPS: Fourth quarter non-GAAP net income is expected to be between a loss of $0.06 per diluted share and breakeven.

▪	Operating Cash Flow: The Company expects to generate positive operating cash flow in the fourth quarter.

Mr. Bronson continued, “The Board and I are 100% aligned on a fundamental belief that the Company needs focus. This does not mean we are going to take another year to define a new strategy or address new markets with different products. In several areas, we already have market leading products. Now is the time to focus our investments to ensure the success of those products that create the most long-term differentiation and value for our shareholders and enable a sustainable return to non-GAAP profitability and cash generation. ”

Conference Call and Webcast Information

Radisys will host a conference call on Tuesday, October 30, 2012 at 5:00 p.m. ET to discuss the third quarter 2012 results and the financial and business outlook for the fourth quarter.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 43428775. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, November 13, 2012. To access the replay, dial (855) 859-2056 or (404) 537-3406 with conference ID# 43428775. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, financial outlook and expectations for the fourth quarter of 2012 and statements related to expense savings or reductions, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company's dependence on certain customers and high degree of customer concentration, (b) the Company's use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the

Company's customers' product development time, cancellations or delays, (d) fluctuations in currency exchange rates, (e) the ability of the Company to successfully integrate the business and operations of Continuous Computing and higher than expected costs of integration, (f) the Company's ability to successfully manage the transition from 10G to 40G ATCA product technologies, (g) performance and customer acceptance of the Trillium line of products, (h) the combined Company's financial results and performance and (i) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2011 and in Radisys' subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of October 30, 2012. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense, (d) restructuring and acquisition-related charges (reversals), net, (e) impairment of goodwill, (f) gain on the liquidation of a foreign subsidiary, and (g) non-cash income tax expense. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys (NASDAQ: RSYS) is a leading provider of embedded wireless infrastructure solutions for telecom, aerospace, defense and public safety applications. Radisys' market-leading ATCA, IP Media Server and Com Express platforms coupled with world-renowned Trillium software, services and market expertise enable customers to bring high-value products and services to market faster with lower investment and risk. Radisys solutions are used in a wide variety of 3G & 4G / LTE mobile network applications including: Radio Access Networks (RAN) solutions from femtocells to picocells and macrocells, wireless core network applications, Deep Packet Inspection (DPI) and policy management; conferencing and media services including voice, video and data, as well as customized mobile network applications that support the aerospace, defense and public safety markets.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011(a)	2012	2011(a)
Revenues	$63,725	$97,876	$216,796	$251,359
Cost of sales:
Cost of sales	43,687	66,610	142,234	173,777
Amortization of purchased technology	2,390	3,283	7,223	5,610
Gross margin	17,648	27,983	67,339	71,972
Operating expenses:
Research and development	11,845	12,955	36,104	31,562
Selling, general and administrative	11,793	15,610	33,966	37,520
Intangible assets amortization	1,303	1,234	3,911	1,618
Impairment of goodwill	29,748	—	29,748	—
Restructuring and acquisition-related charges, net	(2,717)	5,758	(234)	8,279
Gain on the liquidation of a foreign subsidiary	—	(2,081)	—	(2,081)
Loss from operations	(34,324)	(5,493)	(36,156)	(4,926)
Interest expense	(436)	(458)	(1,279)	(1,410)
Other income (expense), net	22	333	312	284
Loss before income tax expense (benefit)	(34,738)	(5,618)	(37,123)	(6,052)
Income tax expense (benefit)	373	(11,079)	1,496	(11,174)
Net income (loss)	$(35,111)	$5,461	$(38,619)	$5,122

Net income (loss) per share:
Basic	$(1.28)	$0.21	$(1.43)	$0.20
Diluted (I),(II)	$(1.28)	$0.19	$(1.43)	$0.20
Weighted average shares outstanding
Basic	27,534	26,432	26,985	25,038
Diluted (I),(II)	27,534	31,657	26,985	25,595

(I)
For the three months ended September 30, 2011, the computation of diluted earnings per share includes interest costs totaling $456 related to dilutive equity shares underlying the Company's 2013 convertible senior notes. For the three and nine months ended September 30, 2012 and the nine months ended September 30, 2011, the computation of diluted earnings per share excludes the effects of the Company's 2013 and 2015 convertible senior notes, as they are anti-dilutive.

(II)
For the three and nine months ended September 30, 2011, the computation of diluted earnings per share includes the effects of stock options, restricted stock units and escrow shares. For the three and nine months ended September 30, 2012, the computation of earnings per share excludes the effects of stock options, restricted stock units and escrow shares, as they are anti-dilutive.

(a)
In accordance with ASC 805-10, the Company's statements of operations and cash flows for the three and nine months ended September 30, 2011 have been revised to reflect the impact of additional tax-related adjustments to our purchase accounting for Continuous Computing. These adjustments occurred during the measurement period and relate to matters existing on the date of acquisition. Additional discussion of these measurement period adjustments was provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30, 2012	December 31, 2011(a)
ASSETS
Current assets:
Cash and cash equivalents	$31,828	$47,770
Accounts receivable, net	50,930	49,212
Inventories and inventory deposit, net	29,967	35,454
Other current assets	12,729	14,623
Total current assets	125,454	147,059
Property and equipment, net	17,871	15,366
Goodwill and intangible assets, net	73,909	114,791
Other assets, net	19,799	20,057
Total assets	$237,033	$297,273

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,408	$37,874
Deferred income	8,928	11,602
Other accrued liabilities	18,340	27,003
Convertible senior notes, net	16,919	—
Total current liabilities	85,595	76,479
Convertible senior notes, net	18,000	45,000
Other long-term liabilities	3,912	9,061
Total liabilities	107,507	130,540
Shareholders' equity:
Common stock	302,616	301,225
Accumulated deficit	(174,831)	(136,212)
Accumulated other comprehensive income	1,741	1,720
Total shareholders’ equity	129,526	166,733
Total liabilities and shareholders’ equity	$237,033	$297,273

(a)
In accordance with ASC 805-10, the Company's December 31, 2011 balance sheet has been revised to reflect the impact of additional tax-related adjustments to our purchase accounting for Continuous Computing. These adjustments occurred during the measurement period and relate to matters existing on the date of acquisition. Additional discussion of these measurement period adjustments was provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011(a)	2012	2011(a)
Cash flows from operating activities:
Net income (loss)	$(35,111)	$5,461	$(38,619)	$5,122
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	5,628	6,321	16,800	11,535
Impairment of goodwill	29,748	—	29,748	—
Stock-based compensation expense	978	1,901	394	4,038
Other adjustments	720	(11,271)	2,749	(10,168)
Changes in operating assets and liabilities:
Accounts receivable	(2,542)	3,379	(1,718)	(2,514)
Inventories and inventory deposit	463	(9,998)	4,079	(12,185)
Accounts payable	2,916	9,638	3,895	18,151
Deferred income	170	(277)	(3,002)	2,574
Other operating assets and liabilities	(3,596)	(732)	(11,697)	(2,638)
Net cash provided by (used in) operating activities	(626)	4,422	2,629	13,915
Cash flows from investing activities:
Capital expenditures	(3,264)	(2,147)	(9,095)	(4,289)
Other investing activities, net	(368)	(79,298)	(368)	(79,798)
Net cash used in investing activities	(3,632)	(81,445)	(9,463)	(84,087)
Cash flows from financing activities:
Repurchases of common stock	—	(2,662)	—	(3,920)
Proceeds from issuance of common stock	290	410	1,100	1,324
Repurchase of convertible senior notes	(10,081)	—	(10,081)	—
Other financing activities, net	(98)	(261)	(140)	(408)
Net cash used in financing activities	(9,889)	(2,513)	(9,121)	(3,004)
Effect of exchange rate changes on cash and cash equivalents	123	(194)	13	—
Net decrease in cash and cash equivalents	(14,024)	(79,730)	(15,942)	(73,176)
Cash and cash equivalents, beginning of period	45,852	135,632	47,770	129,078
Cash and cash equivalents, end of period	$31,828	$55,902	$31,828	$55,902

(a)
In accordance with ASC 805-10, the Company's statements of operations and cash flows for the three and nine months ended September 30, 2011 have been revised to reflect the impact of additional tax-related adjustments to our purchase accounting for Continuous Computing. These adjustments occurred during the measurement period and relate to matters existing on the date of acquisition. Additional discussion of these measurement period adjustments was provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2012		2011		2012		2011
North America	$22,036	34.6%	$30,188	30.8%	$77,987	36.0%	$73,137	29.1%
Europe, the Middle East and Africa (“EMEA”)	15,277	24.0	21,337	21.8	47,096	21.7	63,133	25.1
Asia Pacific	26,412	41.4	46,351	47.4	91,713	42.3	115,089	45.8
Total	$63,725	100.0%	$97,876	100.0%	$216,796	100.0%	$251,359	100.0%

REVENUES BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2012		2011		2012		2011
ATCA Platforms	$27,687	43.4%	$44,928	45.9%	$101,869	47.0%	$95,198	37.9%
COM Express and Rackmount Server	13,861	21.8	16,846	17.2	37,963	17.5	43,947	17.5
Software-Solutions (I)	11,584	18.2	9,055	9.3	39,746	18.3	22,588	9.0
Other Products	10,593	16.6	27,047	27.6	37,218	17.2	89,626	35.7
Total Revenues	$63,725	100.0%	$97,876	100.0%	$216,796	100.0%	$251,359	100.0%

(I)
For the three months September 30, 2012 and 2011, Software-Solutions revenues include a reduction in revenue of $0 and $1,377 for purchase accounting adjustments. For the nine months September 30, 2012 and 2011, Software-Solutions revenues include a reduction in revenue of $300 and $1,377 for purchase accounting adjustments. Refer to the description of non-GAAP financial measures for detail of this adjustment.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2012		2011		2012		2011
REVENUES:
GAAP revenues	$63,725		$97,876		$216,796		$251,359
(a) Purchase accounting adjustments	—		1,377		300		1,377
Non-GAAP revenues	$63,725		$99,253		$217,096		$252,736

GROSS MARGIN:
GAAP gross margin	$17,648	27.7%	$27,983	28.6%	$67,339	31.1%	$71,972	28.6%
(a) Purchase accounting adjustments	—		1,544		300		1,544
(b) Amortization of acquired intangible assets	2,390		3,283		7,223		5,610
(c) Stock-based compensation	107		217		(98)		572
(d) Restructuring and acquisition-related charges, net	—		212		62		212
Non-GAAP gross margin	$20,145	31.6%	$33,239	33.5%	$74,826	34.5%	$79,910	31.6%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$11,845	18.6%	$12,955	13.2%	$36,104	16.7%	$31,562	12.6%
(c) Stock-based compensation	(284)		(464)		(315)		(1,070)
Non-GAAP research and development	$11,561	18.1%	$12,491	12.6%	$35,789	16.5%	$30,492	12.1%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$11,793	18.5%	$15,610	15.9%	$33,966	15.7%	$37,520	14.9%
(c) Stock-based compensation	(587)		(1,220)		(177)		(2,396)
Non-GAAP selling, general and administrative	$11,206	17.6%	$14,390	14.5%	$33,789	15.6%	$35,124	13.9%

INCOME FROM OPERATIONS:
GAAP income (loss) from operations	$(34,324)	(53.9)%	$(5,493)	(5.6)%	$(36,156)	(16.7)%	$(4,926)	(2.0)%
(a) Purchase accounting adjustments	—		1,544		300		1,544
(b) Amortization of acquired intangible assets	3,693		4,517		11,134		7,228
(c) Stock-based compensation	978		1,901		394		4,038
(d) Restructuring and acquisition-related charges, net	(2,717)		5,970		(172)		8,491
(e) Impairment of goodwill	29,748		—		29,748		—
(f) Gain on the liquidation of a foreign subsidiary	—		(2,081)		—		(2,081)
Non-GAAP income from operations	$(2,622)	(4.1)%	$6,358	6.4%	$5,248	2.4%	$14,294	5.7%

NET INCOME:
GAAP net income (loss)	$(35,111)	(55.1)%	$5,461	5.6%	$(38,619)	(17.8)%	$5,122	2.0%
(a) Purchase accounting adjustments	—		1,544		300		1,544
(b) Amortization of acquired intangible assets	3,693		4,517		11,134		7,228
(c) Stock-based compensation	978		1,901		394		4,038
(d) Restructuring and acquisition-related charges, net	(2,717)		5,970		(172)		8,491
(e) Impairment of goodwill	29,748		—		29,748		—
(f) Gain on the liquidation of a foreign subsidiary	—		(2,081)		—		(2,081)
(g) Income taxes (II)	45		(11,300)		690		(11,619)
Non-GAAP net income	$(3,364)	(5.3)%	$6,012	6.1%	$3,475	1.6%	$12,723	5.0%

GAAP weighted average diluted shares	27,534		31,657		26,985		25,595
Escrow shares	750		—		1,146		—
Dilutive equity awards included in
non-GAAP earnings per share	—		662		792		436
Convertible senior notes dilutive shares (I)	—		—		—		3,837
Non-GAAP weighted average diluted shares (I)	28,284		32,319		28,923		29,868
GAAP net income (loss) per share (diluted)	$(1.28)		$0.19		$(1.43)		$0.20
Non-GAAP adjustments detailed above	1.16		0.01		1.55		0.27
Non-GAAP net income per share (diluted) (I)	$(0.12)		$0.20		$0.12		$0.47

(I) For the three and nine months ended September 30, 2012, the diluted earnings per share calculation excludes the effects of the Company's convertible senior notes, as they are anti-dilutive. For the three and nine months ended September 30, 2011, the diluted earnings per share calculation includes interest costs, net of tax benefit, totaling $456 and $1,368 related to dilutive equity shares underlying our 2013 convertible senior notes.

(II) As disclosed in the Company's second quarter 2012 earnings release during the period ended June 30, 2012 the Company modified its calculation of non-GAAP income tax expense. For comparability purposes we have revised all prior periods presented to align with our new methodology. Refer to the following table for impact of this change to prior periods.

RECONCILIATION OF CHANGE IN NON-GAAP TAX EXPENSE METHODOLOGY
(In thousands, except per share amounts, unaudited)

	Q1 2012
	As Reported	Adjustment	As Adjusted

Non-GAAP income tax expense (benefit)	$269	$(98)	$171
Non-GAAP net income	1,526	98	1,624
Non-GAAP net income per share (diluted)	0.05	0.01	0.06

	Q1 2011			Q2 2011			Q3 2011			Q4 2011			FY 2011
	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted

Non-GAAP income tax expense (benefit)	$(11)	$2	$(9)	$32	$201	$233	$(318)	$539	$221	$130	$(57)	$73	$(167)	$685	$518
Non-GAAP net income	2,230	(2)	2,228	4,684	(201)	4,483	6,551	(539)	6,012	1,362	57	1,419	14,828	(685)	14,143
Non-GAAP net income per share (diluted)	0.09	—	0.09	0.18	(0.01)	0.17	0.22	(0.02)	0.20	0.05	—	0.05	0.55	(0.02)	0.53

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	December 31, 2012
	Low End	High End
GAAP net loss	$(6.9)	$(5.1)
(b) Amortization of acquired intangible assets	3.6	3.6
(c) Stock-based compensation	1.2	1.2
(d) Restructuring and acquisition-related charges, net	0.1	0.1
(g) Income taxes	0.2	0.2
Total adjustments	5.1	5.1
Non-GAAP net income	$(1.8)	$0.0

GAAP weighted average shares	27,800	27,800
Non-GAAP adjustments	—	—
Non-GAAP weighted average shares (diluted) (I)	27,800	27,800

GAAP net loss per share	$(0.25)	$(0.18)
Non-GAAP adjustments detailed above	0.19	0.18
Non-GAAP net income per share (diluted) (I)	$(0.06)	$0.00

(I)
For the three months ended December 31, 2012 guidance for the diluted earnings per share calculation excludes the effects of the shares underlying our convertible senior notes as the inclusion would be anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
December 31, 2012
GAAP	29.5%
(b) Amortization of acquired intangible assets	3.3
(c) Stock-based compensation	0.2
Non-GAAP	33.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
December 31, 2012
GAAP	$22.7
(c) Stock-based compensation	(1.0)
Non-GAAP	$21.7

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Purchase accounting adjustments: Purchase accounting adjustments consistent of the impact to revenues and cost of sales associated with adjusting deferred revenue and inventories of acquired companies to fair value. For deferred revenue, as is the case with our existing business, at the time of acquisition, the acquired business recorded deferred revenue related to past transactions for which revenue would have been recognized by the acquired entity in future periods as revenue recognition criteria were satisfied. However, purchase accounting rules require us to write down a portion of this deferred revenue to its then current fair value, which is equivalent to the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin. Consequently, in post-acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with deferrals for which no future obligations existed as well as obligations we assumed to provide maintenance or support to customers of the acquired business that were excluded as a result of these purchase accounting adjustments. We believe that the non-GAAP revenue disclosures enhance investors' ability to conduct period-over-period analyses of our results that reflect the full impact of the acquired business's results together with the results from our pre-existing products and services.

In addition, the non-GAAP financial results exclude the impact to cost of sales from the markup of inventories required by GAAP as part of the fair value adjustments required under purchase accounting for business combinations. This results from marking the acquired company's inventory to fair value at the time of acquisition. This charge is not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because it is not related to our core operating performance, and the frequency and amount of this type of charge can vary significantly based on the size and timing of our acquisitions. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

(b) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing, Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(d) Restructuring and acquisition-related charges, net: Restructuring and acquisition-related charges, net: Restructuring primarily relates to activities engaged in by the Company's management to simplify and focus its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

In addition to restructuring activities, we exclude certain other acquisition-related items including the following, when applicable: (i) integration related charges; and (ii) acquisition-related charges. Acquisitions result in non-recurring operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. Integration charges include, among other things, expenses associated with operational consolidation, training, rebranding and consulting.  Acquisition-related charges include transaction fees and legal and professional service expenses incurred in connection with our acquisitions. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(e) Impairment of goodwill: The goodwill impairment charge relates to a write down of balances associated with previous acquisitions. The Company excludes the goodwill impairment charge because it is unusual in nature and does not reflect the operation of the Company's ongoing business. Additionally, its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Gain on the liquidation of a foreign subsidiary: During the third quarter of 2011, as part of an update of our tax planning strategy, we completed the liquidation of Radisys Technology Ireland Limited (“RTIL”). As a result of this liquidation we recorded a gain to reflect the realization of accumulated foreign currency translation adjustments related to RTIL. This gain represents the net unrealized foreign currency translation gains accumulated from changes in exchange rates and the related effects from the translation of assets and liabilities of RTIL. The liquidation of foreign subsidiaries occurs on an infrequent basis and management does not view the impact of this non-cash charge as indicative of the ongoing performance of the Company. As such, the Company believes it is appropriate to exclude this gain from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(g) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

During the third quarter of 2011 the Company recorded an income tax benefit of $10.3 million related to the partial reversal of the valuation allowance recorded on our deferred tax assets. The reversal is the direct result of the addition of deferred tax liabilities associated with the acquisition of Continuous Computing during the third quarter of 2011.